UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 21, 2011

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State or Other Jurisdiction of Incorporation)

1-11530	38-2033632
(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 28, 2011, Taubman Centers, Inc. (the Company) issued a press release announcing that The Taubman Realty Group Limited Partnership completed its purchase of The Mall at Green Hills in Nashville, Tennessee and The Gardens on El Paseo and El Paseo Village in Palm Desert, California (the Acquired Centers) from affiliates of Davis Street Properties, LLC of Evanston, Illinois. The closing on the purchase of The Mall at Green Hills and The Gardens on El Paseo was completed on December 21, 2011.  The closing on the purchase of El Paseo Village was completed effective December 27, 2011.  The consideration for the Acquired Centers was $560 million, excluding transaction costs.  The consideration consists of the assumption of $206 million of debt, $281 million in installment notes, and the balance in 1.3 million partnership units in The Taubman Realty Group Limited Partnership. The installment notes are fully cash collateralized with funds drawn from the Company’s lines of credit. The notes bear interest at 3.125 percent, and will be repaid with the cash collateral on February 20, 2012.  The assumed debt consists of three loans: an amortizing loan of approximately $108 million secured by The Mall at Green Hills at an interest rate of 6.89 percent maturing in December 2013, an amortizing loan of $17 million secured by El Paseo Village at an interest rate of 4.42 percent maturing in March 2016, and a non-amortizing loan of $81 million secured by The Gardens at El Paseo at an interest rate of 6.1 percent maturing in June 2016.  The number of partnership units issued was determined based on a value of $55 per unit.  The partnership units will become eligible to be converted into Taubman Centers’ common shares after one year.  Prior to that date, holders will have the ability to put the units back to the Company at the lesser of the current market price of Taubman Centers’ common shares or $55 per share.

In negotiating the purchase price, the Company considered among other factors, the Acquired Centers’ historical and anticipated cash flows, the nature and terms of the leases, the physical condition of the properties, expansion possibilities, and market conditions.

The Mall at Green Hills, originally constructed in 1955, is the dominant fashion shopping destination in Nashville.  It has been expanded and renovated many times over the years, including the most recent expansion which added a 149,000 square foot Nordstrom that opened September 16, 2011. The property has 887,000 square feet of total GLA and 375,000 square feet of mall tenant GLA and also is anchored by Dillard’s and Macy’s.  The center features many unique-to-the-market tenants including Nordstrom, its only store in Nashville.

Composed of two adjacent properties across the street from each other, The Gardens on El Paseo and El Paseo Village, operate as an open-air specialty center.  They anchor El Paseo Avenue, which dominates high-end retail for the entire Coachella Valley, a growing affluent market with significant tourism.  The Gardens on El Paseo was built in 1998 and El Paseo Village was completed in 2010.  Together, they offer 236,000 square feet of total GLA including a Saks Fifth Avenue and 186,000 square feet of mall tenant GLA occupied by fashion-oriented shops.

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 2.01 above for description of the installment notes and debt to be assumed.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

The required financial statements for the Acquired Centers will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Current Report was required to be filed.

(b)	Pro forma financial information.

The required pro forma financial information for the Acquired Centers will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Current Report was required to be filed.

(d)	Exhibits

Exhibit	Description
99	Press Release, dated December 28, 2011, entitled “Taubman Completes Purchase of Davis Street Assets.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2011	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99	Press Release, dated December 28, 2011, entitled “Taubman Completes Purchase of Davis Street Assets.”